PROPERTY OPTION AGREEMENT
                            -------------------------

THIS AGREEMENT is dated for reference the 21st day of April, 2004.



AMONG:    TERRY LONEY, of 326 Penman Avenue, Garson, Ontario P3L 1S5;

          (the "Optionor")

                                                               OF THE FIRST PART

AND:
          MATRIX VENTURES,INC., a company duly incorporated under the laws of the Province of British Columbia and having offices at #5 2118 Eastern Avenue, North Vancouver, B.C. V7L 3G3;

          (the "Optionee")

                                                              OF THE SECOND PART

WHEREAS:
A. The Optionor owns a 100% registered and beneficial interest in the mineral claims identified in Schedule A and defined in Article 1 as the "Property"; B. Subject to the terms and provisions of this Agreement, the Optionee will pay $7,200 to the Optionor upon execution of this Agreement and may thereafter at its option incur exploration expenditures on the Property all in accordance with
Section 3 of this Agreement in order to earn an undivided 100% ownership interest in the Property;

IN CONSIDERATION OF the mutual promises set forth below, the Optionor and the Optionee agree as follows:

1        INTERPRETATION
-----------------------

For the purposes of this Agreement, including the recitals and any schedules hereto, unless there is something in the subject matter of context inconsistent therewith, the following words and expressions shall have the following meanings:

"Agreement" means this Agreement, as amended from time to time;

"After Acquired Property" means any and all mineral interests staked, located, granted or acquired by or on behalf of the Optionee during the currency of this Agreement, which are located in whole or in part, within one (1) mile of the perimeter of the Property;

"Expenditures" mean all cash, expenses, obligations and liabilities, other than for personal injury or Property damage, of whatever kind or nature spent or incurred directly or indirectly in connection with mineral exploration;

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"Option" means the option granted by the Optionors to the Optionee under
Subsection 3.1 of this Agreement; and

"Property" means the mineral claims comprising the Property as more particularly described in Appendix "A" hereto, and any part or parts thereof, together with the surface rights, mineral rights, and permits associated therewith, and shall include any renewal thereof and any other form of successor or substitute title thereto, and any After Acquired Property;

In this Agreement, all dollar amounts are expressed in lawful currency of the United States of America, unless specifically provided to the contrary.

The titles to the respective articles hereof shall not be deemed to be a part of this Agreement but shall be regarded as having been used for convenience only.

2        REPRESENTATIONS AND WARRANTIES
---------------------------------------

2.1      The Optionee represents and warrants to the Optionor that:

(a) it is a company duly incorporated, validly subsisting and in good standing with respect to filing of annual reports under the laws of the State of Nevada;

(b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder; and

(c) it has duly obtained all authorizations for the execution, delivery, and performance of this Agreement, and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating or initiating documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable laws.

2.2      The Optionor represents and warrants to the Optionee that:

(a) he is the sole legal and beneficial owner of an undivided 100% interest in and to the Property;

(b) the Property is in good standing under the laws of the Province of Ontario;

(c) to the best of his knowledge and belief, the Property is free and clear of all liens, charges and encumbrances and is not subject to any right, claim or interest of any other person;

(d) he has complied with all laws in effect in the Province of Ontario with respect to the Property and the Property have been duly and properly staked and recorded in accordance with such laws;

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(e) to the  best of his  knowledge  and  belief,  there is no  adverse  claim or challenge against or to the ownership of or title to the Property, or any portion thereof nor is there any basis thereof and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof or interest therein and no person has any royalty or interest whatsoever in production or profits from the Property or any portion thereof, and the Property are not the whole or substantially the whole of the Optionor's assets or undertaking;

(f) to the best of his knowledge and belief, there has been no material spill, discharge, leak, emission, ejection, escape, dumping, or any release or threatened release of any kind, of any toxic or hazardous substance or waste (as defined by any applicable law) from, on in or under the Property or into the environment, except releases permitted or otherwise authorized by such law;

(g) to the best of his knowledge and belief, no toxic or hazardous substance or waste has been disposed of or is located on the Property as a result of activities of the Optionor or his predecessors in interest;

(h) to the best of his knowledge and belief, no toxic or hazardous substance or waste has been treated on or is now stored on the Property;

(i) to the best of his knowledge and belief, there are no pending or ongoing actions taken by or on behalf of any native persons pursuant to the assertion of any land claims with respect to lands included in the Property;

(j) he shall be liable and shall indemnify and save the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any covenant, representation or warranty contained in this Agreement. The Optionor acknowledges and agrees that the Optionee has entered into this Agreement relying on the covenants, representations and warranties of this Agreement;

2.3 The representations and warranties herein before set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transaction contemplated hereby and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement, and each party shall be entitled, in addition to any other remedy to which it may be entitled, to set off any such loss, damage or costs suffered by it as a result of any such breach against any payment required to be made by it to any other party hereunder.

3.       Grant of Option.
-------------------------

The Optionor hereby grants to the Optionee the sole and exclusive right and option (the "Option") exercisable in accordance with the terms agreed to between the parties, to acquire up to a 100% undivided interest in the Property, free and clear of all liens, charges, encumbrances, security interests and adverse claims. The Optionor shall pay $7,200 to the Optionee of this Agreement and may thereafter at its option incur $115,000 in Expenditures on the Property all in accordance with the following schedule in order to earn an undivided 100% ownership interest in the Property:

         a)       $5,000 by December 31, 2004;

         b)       $10,000 by December 31, 2005; and

         c)       $100,000 by December 31, 2006.

4.       VESTING OF INTEREST
----------------------------

Forthwith upon the Optionee exercising the Option by performing the requirements of Section 3 hereof, a 100% interest in and to the Property shall vest, and shall be deemed for all purposes hereof to have vested, in the Optionee.

5.       TERMINATION OF ALL RIGHTS AND OPTIONS
----------------------------------------------

5.1 The Parties agree that the exploration expenditure requirements under Subsection 3 are optional and the Optionee may in its sole discretion terminate the Option granted to it by giving notice of such termination to the Optionor. If the Optionee gives notice of termination of the Option granted to the Optionor, the Optionee shall be under no obligation to make any further payments or make any further Expenditures from and after the date such notice is effective.

5.2 In the event of default in the performance of the requirements of Section 3, the Option and this Agreement shall terminate.

6.       Obligations During Earn-In
-----------------------------------

The Optionee shall be responsible for ensuring that all claims are kept in good standing during the term of the Option.

7.       Costs and Fees
-----------------------

Each party shall pay their respective costs in executing this agreement including but not limited to all legal and regulatory fees.

8.       AFTER ACQUIRED PROPERTY
--------------------------------

The Optionee covenants and agrees that any and all After Acquired Property shall be subject to the terms and conditions of this Agreement and shall be added to and deemed, for all purposes hereof, to be included in the Property. All costs incurred in staking, locating, recording, or otherwise acquiring any After Acquired Property shall be borne by both parties on a pro rata basis.

9.       NOTICE
---------------

Any notice, direction, or other instrument required or permitted to be given under this Agreement shall be in writing and shall be given by the delivery of

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same or by mailing same by prepaid  registered  or certified  mail or by sending same by telefacsimile or other similar form of communication, in each case addressed to the intended recipient at the address of the respective party set out on the first page hereof.

Any notice, direction, or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telefacsimile or other similar form of communication, be deemed to have been given and received on the day it was actually received.

Any party may at any time give notice in writing to the others of any change of address, and from and after the giving of such notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

10.      FURTHER ASSURANCES
---------------------------

Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds, documents and assurances as may be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

11.      TIME OF THE ESSENCE
----------------------------

Time shall be of the essence in the performance of this Agreement.

12.      ENUREMENT
------------------

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

13.      SEVERABILITY
---------------------

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14.      AMENDMENT
------------------

This Agreement may not be changed orally but only by an agreement in writing, signed by the party against which enforcement, waiver, change, modification or discharge is sought.

15.      ENTIRE AGREEMENT
-------------------------

This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties or any of them with respect to the subject matter hereof.

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16.      OPTION ONLY
--------------------

This Agreement provides for an option only, and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder and any act or acts or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment.

17.      GOVERNING LAW
----------------------

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.



In Witness whereof the parties hereto have duly executed this agreement this 21st day of April, 2004.





MATRIX VENTURES, INC.



Per:  /s/ Lori Bolton
      ----------------------------
      Lori Bolton, President & CEO


      /s/ Terry Loney
      ---------------
      Terry Loney

                                   APPENDIX A


                  To the Option Agreement dated April 21, 2004
                             Description of Property

The Property consists of one unpatented mining claim comprising 16 units and is located in Scadding Township, District of Sudbury. It is approximately centered on UTM coordinates (NAD 83, Zone 17) 524000E and 5166000N or 46(0)39' N latitude and 80(0) 41' W longitude. It is recorded under claim number 3018926, Lots 11 and 12 and totals approximately 164 hectares.